THIRD AMENDMENT TO
FIRST AMENDED, RESTATED, AND CONSOLIDATED
LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO FIRST AMENDED, RESTATED, AND CONSOLIDATED LOAN AND SECURITY AGREEMENT (“Third Amendment”), dated as of November 28, 2006, is entered into by and among the lenders party hereto (the “Lenders”), Wells Fargo Retail Finance LLC (as successor in interest to Wells Fargo Retail Finance II, LLC), a Delaware limited liability company, as arranger and administrative agent for the Lenders (the “Agent”), The Walking Company, a Delaware corporation, and Big Dog USA, Inc., a California corporation (individually and collectively, the “Borrowers”), and Big Dog Holdings, Inc., a Delaware corporation (“Parent”).

RECITALS

WHEREAS, Borrowers, Parent, Agent and Lenders have executed and delivered that certain First Amended, Restated, and Consolidated Loan and Security Agreement, dated as of July 7, 2005, as amended by that certain First Amendment to the First Amended, Restated, and Consolidated Loan and Security Agreement dated August 31, 2005, as amended by that certain Second Amendment to the First Amended, Restated and Consolidated Loan and Security Agreement dated October 23, 2006 (collectively, as such may be amended, restated, supplemented and/or modified from time to time, hereafter, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders extend and increase the credit facilities provided under the Loan Agreement and Agent and Lenders have agreed so to extend and increase the credit facilities and to make certain other amendments to the Loan Agreement, all of which shall be subject to and pursuant to the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein, the parties hereby agree as follows:

1.    RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

1.1.  Relation to Loan Agreement. This Third Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this Third Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

1.2  Definitions. For all purposes of this Third Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement unless specifically defined herein.

(a)  The following definitions shall be added to the Loan Agreement:

“Accordion Activation Date” as defined in the definition of Maximum Revolver Amount.

“Accordion Amount” as defined in the definition of Maximum Revolver Amount.

“Additional Term Loan Advance” as defined in Section 2.2(f) hereof.

“Effective Date of the Third Amendment” means the “Effective Date” as defined in that certain Third Amendment to First Amended, Restated, and Consolidated Loan and Security Agreement dated November 28, 2006, among Lenders, Agent, Borrowers and Parent.

“Revolver Increase Fee” means an amount equal to the product of thirty one hundredths of one percent (0.30) times the Accordion Amount which shall be due and payable upon the Accordion Activation Date.

(b)  The following definitions in the Loan Agreement are hereby amended as follows:

“Applicable Prepayment Premium” means, as of the date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to October 23, 2009, fifty one hundredths of one percent (0.50) times the Maximum Loan Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date of this Agreement up to October 23, 2010, twenty five one hundredths of one percent (0.25) times the Maximum Loan Amount and (c) during the period of time from and including October 23, 2010 to the Maturity Date, zero.

“Average Excess Availability” means the average daily Excess Availability for any calendar quarter of the Parent.

“LIBOR Rate Margin” has the meaning set forth in Section 2.7(a).

“Maturity Date” means October 23, 2011.

“Maximum Loan Amount” means the sum of Maximum Revolver Amount in effect as of the date of determination thereof plus the Term Loan Amount.

“Maximum Revolver Amount” means $50,000,000, provided, that the Maximum Revolver Amount may be increased by up to $10,000,000 at the option of the Borrowers, in increments of $5,000,000 each (the “Accordion Amount”) exercised upon seven (7) days prior written notice to Agent, received anytime from the Effective Date of the Third Amendment through July 23, 2011, provided, that as of each Accordion Activation Date (hereinafter defined) (i) an Event of Default has not occurred and is continuing, and (ii) an Event of Default will not occur as a result of increasing the Maximum Revolver Amount by the Accordion Amount (the date which the Maximum Revolver Amount is increased by the Accordion Amount, shall be referred to herein as the “Accordion Activation Date”).

“Obligations” includes, in addition to all “Obligations” included in the existing definition, all “Obligations” in respect to the Additional Term Loan Advance.

“Term Loan Maturity Date” is hereby deleted.

“TWC Borrowing Base” means, as of any date of determination, the result of:

(a) the lessor of:

(i) 75% times the value (at Cost) of TWC Eligible Inventory, except that solely during the periods when the TWC Maximum Advance Rate equals ninety percent (90%) then 80% times the value (at Cost) of the TWC Eligible Inventory; and

(ii) the  TWC Maximum Advance Rate times TWC’s then extant Net Liquidation Percentage times the value (at Cost) of TWC’s Eligible Inventory,

plus

(b) 85% of TWC Eligible Credit Card Receivables, up to the maximum amount of $2,000,000,

minus

(c) any Inventory Reserves associated with TWC Eligible Inventory (without duplication in the calculation of Availability or Aggregate Borrowing Base).

“TWC Maximum Advance Rate” means eighty-five percent (85%), except that solely during the months of May through October in fiscal year of Parent 2007 and August and September during each fiscal year of Parent thereafter, such percentage shall be increased to ninety percent (90%) provided, that an Event of Default has not occurred and is continuing and an Event of Default would not exist after giving effect to such increased percentage.

2.    AMENDMENT TO LOAN AGREEMENT.

2.1   Term Loan. The following new Section 2.2(f) shall be inserted into the Loan Agreement:

2.2(f) Additional Term Loan Advance. Notwithstanding anything in Section 2.2(a) hereof to the contrary, provided that no Event of Default has occurred and is continuing, prior to January 31, 2007, upon receipt of written request from the Borrowers, the Agent and Lenders agree to make one (1) additional advance under the Term Loan (“Additional Term Loan Advance”) to Borrowers in an amount equal to the difference between the Term Loan Amount minus the outstanding principal balance of the Term Loan as of the date of such Additional Term Loan Advance. The Borrowers shall provide the Agent with at least seven (7) days advance written notice of Borrowers’ desire for such Additional Term Loan Advance. If the Agent and Lenders make an Additional Term Loan Advance to Borrowers, then Borrowers shall continue to be obligated to make payments of principal, interest and any Applicable Prepayment Premium which may become due in connection with any early payments of the Term Loan in accordance with Sections 2.2(c) and 2.2(d) of the Loan Agreement; except that (i) notwithstanding anything contained in Section 2.2(c) to the contrary, Borrowers’ obligation to make monthly principal payments shall be suspended for a period of six (6) months from the date of such Additional Term Loan Advance until the first day of the seventh (7th) month from the date of such Additional Term Loan Advance, but Borrowers shall be required to make monthly principal payments of $55,555 on the first day of each month from and after such seventh (7th) month and (ii) the Term Loan Fee provided under Section 2.2(e) shall not be due in connection with an Additional Term Loan Advance. Any unpaid principal and accrued interest on the Term Loan shall be due and payable in full on the Maturity Date. Notwithstanding anything contained in Section 2.2(a) hereof to the contrary, the proceeds of an Additional Term Loan Advance may be used for any purpose permitted under Section 7.17 hereof.

2.2   Interest Rates. Section 2.7(a) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

2.7(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit, the Term Loan or any Additional Term Loan Advance Obligations and Bank Product Obligations) that have been charged to the Loan Accounts pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is a Standard Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the applicable margins set forth below based upon Average Excess Availability, as measured on the last day of the immediately preceding calendar quarter (it being understood that the applicable margins will be adjusted quarterly on the first day of each calendar quarter based upon the aforementioned measurements made on the last day of the immediately preceding calendar quarter) and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

Level	Average Excess Availability	LIBOR Rate Margin
I.	Greater than $15,000,000	1.25%
II.	Less than or equal to $15,000,000 and greater than $7,500,000	1.50%
III.	Less than or equal to $7,500,000	1.75%

The Agent and Lenders acknowledge and agree that the applicable margins shall be set at Level II in the above chart from the Effective Date of the Third Amendment until December 31, 2006. On January 1, 2007, and on the first day of each calendar quarter after that, the applicable margins shall be adjusted in accordance with such chart.

2.3    Fees. The following new Section 2.12(d) is hereby inserted into the Loan Agreement:

2.12(d) Revolver Increase Fee. On any Accordion Activation Date, the Borrowers shall pay Agent, on Lenders’ behalf, the Revolver Increase Fee due on account of increasing the Maximum Revolver Amount by the Accordion Amount occurring on such day. Such fee shall be deemed fully earned and be due and payable such Accordion Activation Date.

2.4    Term. Section 3.4 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Parent, Borrowers, Agent, and the Lenders and shall continue in full force and effect until the Maturity Date. The foregoing notwithstanding, the Lender Group, upon election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence of an Event of Default.

2.5   Early Termination by Borrower. Section 3.6 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

3.6 Early Termination by Borrower. Borrowers have the option, at any time upon sixty (60) days written notice by Borrowers to Agent, to terminate this Agreement by paying to the Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium  (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrowers have sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date as a result of a Change in Control, then Borrowers shall be required to pay only fifty percent (50%) of the Applicable Prepayment Premium otherwise due hereunder. Provided further that in the event  of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon  the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in  view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

2.6   Use of Proceeds. Section 7.17 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

7.17 Use of Proceeds. Use the proceeds of the Advances or the Additional Term Loan Advance for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby and (b) to provide ongoing working capital for general corporate purposes, issuance of letters of credit, capex requirements including new store openings and other general corporate purposes that are consistent with the Borrowers’ business plan.

3.   REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby affirms to Agent and Lenders that all of its representations and warranties set forth in the Loan Agreement are true, complete and accurate in all respects as of the date hereof. Additionally, each of the Borrowers represents and warrants to Agent and Lenders the following:

(a) Legally Enforceable Agreement. This Third Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms.
(b) No Defaults. No Events of Default have occurred and are continuing as of the date hereof.

4.   RELEASE. In consideration of Agent and Lenders entering into this Third Amendment, each of the Borrowers hereby releases and forever discharges Agent and Lenders, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, Obligations, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, whether or not related to the subject matter of this Third Amendment or the other Loan Documents, which Borrowers now have or at any time may have held, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Third Amendment. This release is fully effective on the date hereof. Agent and Lenders are not releasing Borrowers from any claims, debts, Obligations, demands, obligations, costs, expenses, actions or causes of action.

5.   CONDITIONS PRECEDENT. The effective date of this Third Amendment (the “Effective Date”) shall occur upon the receipt by Agent of an executed copy of this Third Amendment by all parties hereto and any other documents executed in connection therewith.

6.   COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses; and other fees) arising in connection with the preparation, execution, and delivery of this Third Amendment and all related documents. Agent shall be authorized to charge the Loan Account with such fees and expenses.

7.   MISCELLANEOUS. Each of the Borrowers confirms that the Loan Agreement and other Loan Documents remain in full force and effect without amendment or modification of any kind, except as expressly set forth in this Third Amendment. This Third Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

8.   LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Third Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9.   COUNTERPARTS: EFFECTIVENESS. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Third Amendment. This Third Amendment shall become effective upon the execution of a counterpart of this Third Amendment by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first above written.

BIG DOG HOLDINGS, INC.,
a Delaware corporation, as Parent

By:
Title:

BIG DOG USA, INC.,
a California corporation, as a Borrower

By:
Title:

THE WALKING COMPANY,
a Delaware corporation, as a Borrower

By:
Title:

WELLS FARGO RETAIL FINANCE, LLC,
a Delaware limited liability company, as Agent and as a Lender

By:
Title:

1461128 - Third Amendment to First Amended, Restated and Consolidated Loan and Security Agreement